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                                 EXHIBIT 10.1





                        FIDELITY NATIONAL CORPORATION


                         EMPLOYEE STOCK PURCHASE PLAN
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                        FIDELITY NATIONAL CORPORATION
                         EMPLOYEE STOCK PURCHASE PLAN


         The purpose of this Employee Stock Purchase Plan ("Purchase Plan") of Fidelity National Corporation ("Corporation") is to provide a convenient and economical way for full-time employees to acquire and increase their stock ownership in the Corporation, and in so doing, to advance the interests of the Corporation and its shareholders by providing an incentive to employees to establish an ownership interest in the Corporation. The Purchase Plan provides for the purchase of shares of the Corporation's Common Stock ("Common Stock") through payroll deductions and the automatic reinvestment of cash dividends on shares held in the Purchase Plan. The Purchase Plan is set forth as follows:

1. All full-time employees of the Corporation and its subsidiaries are eligible to participate in the Purchase Plan, including officers and employee-directors. A full-time employee is any employee of the Corporation or subsidiary thereof who is engaged to work 30 or more hours a week. There is no minimum duration of employment requirement for participation. Shares purchased for Purchase Plan accounts will be acquired solely from the Participant's payroll deductions and from cash dividends on the Purchase Plan shares. All employees who choose to participate must authorize the Corporation to make a minimum payroll deduction of $15.00 per month to be applied towards purchases under the Purchase Plan ("Participants").

2. Employees may elect to become Participants in the Purchase Plan by returning to the Plan Administrator a properly completed authorization form ("Authorization Form") instructing the Corporation to make payroll deductions from the Participant to be applied towards purchases of Common Stock under the Purchase Plan. The completed Authorization Form will be sent to the Plan Administrator as agent for the Participant, and:

         A. will authorize the Plan Administrator to establish a Purchase Plan account in the name of each employee desiring to participate in the Purchase Plan;

         B. authorizes the Plan Administrator to receive and to apply all payroll deductions from the Corporation authorized by Participants to the purchase of additional shares of Common Stock for the Participant's account in accordance with the terms and conditions of this Purchase Plan; and

         C. authorizes the Plan Administrator to receive from the Corporation and to credit to the Participant's account all cash and non-cash dividends distributed on the shares of Common Stock held in the Purchase Plan.

3. After receipt and acceptance of a properly completed Authorization Form, the Plan Administrator will open an account for each Participant in their individual name and will credit to such account:
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         A.      all payroll deductions made by the Corporation on behalf of each Participant to be applied towards purchases under the Purchase Plan in accordance with paragraph 4 below;

         B. all cash dividends received by the Plan Administrator from the Corporation on shares of Common Stock held in the Participant's account;

         C. all whole and fractional shares (carried to four decimals) purchased for the Participants' account after making appropriate deduction, if any, for the costs and fees (if any) associated with the purchase of such shares; and

         D. all shares of Common Stock distributed by the Corporation as a dividend or otherwise on shares credited to the Participant's account.

4. New enrollments received by the Corporation by an employee desiring to participate in the Purchase Plan on or before the 15th day of each calendar month will begin participation commencing the first day of the following month. Enrollments received after the 15th day of the calendar month will commence participation the first day of the second month following the month of enrollment. The amount of payroll deductions authorized by a Participant may be changed once per quarter upon at least thirty (30) days advance written notice. Any Participant who completely withdraws from the Purchase Plan in accordance with the terms and conditions hereof, will be ineligible to re-enter the Purchase Plan for a period of six (6) months from the date of withdrawal.

5. Payroll deductions and cash dividends paid by the Corporation to the Plan Administrator on behalf of Participants may be aggregated and thereafter credited to all accounts under the Purchase Plan and shall be applied to the purchase of shares of Common Stock of the Corporation. Shares to be credited to Purchase Plan accounts may either be acquired (i) directly from the Corporation from treasury shares or authorized but unissued shares, or (ii) from purchases made in the open market, as determined by the Corporation. If open market purchases are made, the price at which the Plan Administrator shall be deemed to have acquired such shares for the Participant's account shall be the average price of all shares purchased by it as agent for all Participants, using all payroll deductions and/or cash dividends, plus all related brokerage fees. If the Plan Administrator purchases shares directly from the Corporation, the purchase price at which the Plan Administrator shall be deemed to have acquired such shares shall be the average of the highest and lowest quoted selling prices on the NASDAQ National Market System during the five (5) trading days during which shares were traded preceding the last business day of the month as for payroll deductions and the last business day preceding the dividend payment date, as to dividend payments, but in no event will the price be less than ninety percent (90%) of the highest and lowest quoted selling price on the last trading of that five (5) day period. The Plan Administrator will make reasonable efforts to reinvest all cash dividends and apply all payroll deductions promptly after receipt except where, in the opinion of the Plan Administrator's or the Corporation's counsel, such investments are restricted by applicable state or federal securities laws. All cash dividends to be reinvested and payroll deductions will be held pending investment in a non-interest bearing account maintained by the Plan Administrator. If for any reason the Plan Administrator is precluded from acquiring shares of Common Stock for sixty (60)
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         consecutive days, the Plan Administrator shall remit, upon written request, all cash in a Participant's account to the Participant promptly after such 60th day.

6. The Plan Administrator will mail to each Participant quarterly account statements showing all account activity, the purchase price of the shares purchased, the amount of payroll deductions for each Participant, the amount of cash or non-cash dividends automatically reinvested in additional Purchase Plan shares, fees associated with Purchase Plan transactions, and the total number of shares of Commons Stock held for each Participant.

7. The Plan Administrator will hold the shares of Common Stock of all Participants together in its name or in the name of its nominee. No Common Stock certificates will be delivered to a Participant for shares held under the Purchase Plan, except upon written request. Rather, all whole and fractional shares will be maintained by "book entry." A Participant may request stock certificates for any whole shares credited to his account at any time, and such a request will be deemed to withdraw those shares from the Purchase Plan. No stock certificates will be delivered for fractional shares, rather the Plan Administrator will pay cash to the withdrawing Participant representing the market value on any fractional share in the account.

8. The Plan Administrator will comply with all applicable Internal Revenue Service requirements concerning the filing of information returns for payroll deductions and dividends credited to each account under the Purchase Plan and such information will be provided to the Participant by duplicate form or in a final statement of account for each calendar year. The amount of payroll deductions made for all Participants in the Purchase Plan will be included in income reported on the Participant's W-2 Form. Participation in the Purchase Plan is not intended to relieve the Participant of any federal, state or local income tax which may be payable on reinvested dividends or on wages subject to the payroll deduction authorized.

9. The Plan Administrator will forward, as soon as practicable, any proxy solicitation materials to the Participant which relates to shares of Common Stock held in Purchase Plan accounts. The Plan Administrator will not vote any shares held in the Purchase Plan unless properly authorized to do so by proxy duly executed by such person authorized to vote such shares.

10. A Participant may terminate his account at any time by giving a written notice of termination to the Plan Administrator. In addition, a Participant will be permitted to totally or partially withdraw shares from their account by sending a written notice to that effect to the Plan Administrator. In order to terminate participation in the Purchase Plan, written notice of termination must be received by the Plan Administrator. A fee will be charged by the Plan Administrator for any withdrawal. Upon receiving a withdrawal notice from a Participant, the Plan Administrator will cause to be issued to the withdrawing Participant a Common Stock certificate representing all whole shares subject to the withdrawal request and will pay cash to the Participant representing the value of any fractional share withdrawn. The total withdrawal of all Purchase Plan shares terminates participation in the Purchase Plan. If a Participant's employment with the Corporation or one of its subsidiaries is terminated for any reason, participation in the
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         Purchase Plan will automatically terminate as of the date of termination of employment. In that event, the account will be handled as if there was a total withdrawal of shares under the Purchase Plan.

11. If a Participant desires to sell shares in the Purchase Plan, such Participant must first withdraw those shares from the Purchase Plan, take receipt of a Common Stock certificate covering such shares and process the sale in an ordinary brokerage transaction using a broker-dealer firm of the Participant's choice or authorize the Plan Administrator or its brokerage affiliate to sell the shares. If a Participant terminates an account following payment of a dividend and/or the date of a payroll deduction, but prior to the allocation of shares to the Participant's account, the Plan Administrator may payout all whole shares allocated to that Participant's account at the time of the request for termination and payout any fractional share following allocation of those shares based on the most recently paid cash dividend combined with the amount of the most recent payroll deduction.

12. The Participant shall notify the Plan Administrator promptly in writing of any change of address. Notices or statements from the Plan Administrator to the Participant may be given or made by writing addressed to the Participant at the last address of record with the Plan Administrator and any such notice or statement shall be deemed given or made when received by the Participant or 5 days after mailing, whichever occurs earlier.

13. The Participant shall not sell, pledge, hypothecate, assign, or transfer any Purchase Plan shares held for his account by the Plan Administrator. The Plan Administrator has no obligation to follow any instructions of the Participant with respect to Purchase Plan shares, reinvestment of cash and non-cash dividends or the application of payroll deductions, except as expressly provided under the terms and conditions of this Purchase Plan and the Authorization Form.

14. Fees associated with administering the Purchase Plan will be paid by the Corporation, except fees associated with withdrawals from the Purchase Plan, which fees will be borne solely by the withdrawing Participant unless otherwise provided by the Corporation. In the event that the Plan Administrator acquires shares of Common Stock in the open market, the applicable brokerage commission will be prorated among all Participants according to the amount of their payroll deductions and cash dividends aggregated and used to purchase shares in the open market.

15. The Corporation will either pay directly or reimburse the Plan Administrator for the costs of administering the Plan, including but not limited to the costs of printing and distributing Purchase Plan literature to full-time employees and Participants, forwarding proxy solicitation materials to Participants, and mailing confirmations of account transactions, account statements, and other notices to Participants and reasonable clerical expenses associated therewith, as mutually agreed by the Corporation and the Plan Administrator from time to time.

16. Neither the Plan Administrator, the Corporation nor its nominee(s) shall be liable hereunder to any Participant for any act or omission to act or for any action taken in
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         good faith or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of failure to terminate the Participant's account upon the Participant's death prior to receipt of written notice of such death accompanied by documentation satisfactory to the Plan Administrator; or (b) with respect to the prices at which Purchase Plan shares are purchased for the Participant's account or the timing of, or terms on which, such purchases are made; or (c) for the market value or fluctuations in market value after purchase of Purchase Plan shares credited to the Participant's account.

17. Participants acquiring Purchase Plan shares under the Purchase Plan shall be free to resell such shares without restriction, unless such person is deemed to be an "affiliate" of the Corporation.

18. The Corporation may modify, amend, suspend or terminate the Purchase Plan at any time or waive any provision thereof from time to time.

19. This Purchase Plan, the Authorization Form and the accounts of Participants maintained by the Plan Administrator under this Plan shall be governed by and construed in accordance with the laws of the State of Georgia.